CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Sunpeaks Ventures, Inc.

We hereby consent to this inclusion in this Registration Statement on Form S-1, Amendment No. 4, of our report dated April 30, 2010, of Sunpeaks Ventures, Inc. relating to the financial statements as of March 31, 2010 and June 30, 2009, and the reference to our firm under the caption “Experts” in the Registration Statement.

 /s/ M&K CPAS, PLLC

 Houston, Texas

May 24, 2010